Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

Lake & Associates CPA’s LLC

Certified Public Accountants

The Board of Directors

Home School Inc.

Gentlemen:

This letter will authorize you to include the Audit of your company dated July 20, 2009 for the years ended December 31, 2008 and 2007 in the Registration Statement Form S-1 to be filed with the Securities and Exchange Commission.

Yours Truly,

/s/ Lake & Associates CPA’s LLC

Lake & Associates CPA’s LLC

1905 Wright Blvd.

Schaumburg IL 60193

September 3, 2009